Exhibit 10.67.05

[Escondido, California]
[Puyallup, Washington]

PURCHASE AND SALE AGREEMENT
AND
JOINT ESCROW INSTRUCTIONS

By and Between

HEALTH CARE PROPERTY INVESTORS, INC.,
a Maryland corporation

as “Seller”

and

EMERITUS CORPORATION,
a Washington corporation,

as “Buyer”

EXHIBITS

A	Description of Emeritus Master Lease

B	Escrow General Provisions

C	[RESERVED]

D	Form of Quitclaim Bill of Sale

E	[RESERVED]

F	[RESERVED]

G	List of Nominees, Properties/Facilities and Purchase Price Allocations

H	[Reserved]

SCHEDULE

1	Related Purchase Agreements

i

PURCHASE AND SALE AGREEMENT
AND JOINT ESCROW INSTRUCTIONS

THIS PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS (this “Agreement”) is made and entered into as of July 31, 2007 to be effective as of June 14, 2007 (the “Effective Date”), by and among HEALTH CARE PROPERTY INVESTORS, INC., a Maryland corporation (“Seller”) and EMERITUS CORPORATION, a Washington corporation (“Buyer”), as follows:

RECITALS

A.               Seller is the owner of the Properties (as defined below).

B.               The Properties are currently leased, together with certain other property, by Seller and/or certain Affiliates (as defined below) of Seller to Buyer and/or certain Affiliates of Buyer pursuant to the Emeritus Master Lease (as defined below).

C.               Buyer desires to purchase the Properties from Seller and Seller desires to sell the Properties to Buyer on the terms and subject to the conditions set forth herein.

AGREEMENT

    NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller agree as follows:

1.            DEFINITIONS

For all purposes of this Agreement, except as otherwise expressly provided herein or unless the context otherwise requires, (i) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular; (ii) all references in this Agreement to designated “Articles,” “Sections” and other subdivisions are to the designated Articles, Sections and other subdivisions of this Agreement; (iii) the word “including” shall have the same meaning as the phrase “including, without limitation,” and other phrases of similar import; and (iv) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

1.1              1031 Exchange:  As defined in Section 6.8.

1.2              Additional Charges:  With respect to each applicable Property, “Additional Charges,” as defined in the Emeritus Master Lease and allocable to such Property.

1.3              Additional Rent:  With respect to each applicable Property, “Additional Rent,” as defined in the Emeritus Master Lease (including “Percentage Rent” and “CPI Rent,” as each are defined in the Emeritus Master Lease) and allocable to such Property.

1.4              Affiliate:  “Affiliate,” as defined in the Emeritus Master Lease.

1.5              Allocated Purchase Price:  As defined in Section 4.1.

1.6             Bill of Sale:  As defined in Section 6.2.2.

1.7             Close of Escrow, Closing Date and/or Closing:  As defined in Section 6.1.

1.8             Closing Funds:  As defined in Section 4.4.

1.9             Condemnation:  “Condemnation,” as defined in the Emeritus Master Lease.

1.10           Condemnor:  “Condemnor,” as defined in the Emeritus Master Lease.

1.11           Deed:  As defined in Section 6.2.1.

1.12           Earnest Money Deposit:  As defined in the Master Purchase Agreement.

1.13           Effective Date:  As defined in the preface to this Agreement.

1.14           Emeritus Master Lease:  That Amended and Restated Master Lease identified on Exhibit “A” attached hereto among Lessor and Lessee covering, among other properties, the Properties, as more particularly described therein, as the same may have been amended or modified from time to time in accordance with the terms thereof.

1.15           Emeritus/Summerville Merger:  As defined in the Master Purchase Agreement.

1.16           Escrow Holder:  As defined in Section 3.1.

1.17           Event of Default: “Event of Default,” as defined in the Emeritus Master Lease.

1.18           Funds:  Immediately available funds in the form of cash, wire transfer of funds, or a certified or bank cashier’s check drawn on a reputable financial institution acceptable to Escrow Holder.

1.19           Hazardous Substance:  With respect to each applicable Property, “Hazardous Substance,” as defined in the Emeritus Master Lease.

1.20           HCP:  Health Care Property Investors, Inc., a Maryland corporation.

1.21           Impositions:  With respect to each applicable Property, “Impositions,” as defined in the Emeritus Master Lease with respect to such Property.

1.22           Laws:  All applicable governmental laws, codes, ordinances, regulations, judgments, permits, approvals or other requirements.

1.23           Lessee:  “Lessee,” as defined in the Emeritus Master Lease.

1.24           Lessor:  “Lessor,” as defined in the Emeritus Master Lease.

1.25           Liabilities: Any claim, liability, loss, cost, action, damage, expense or fees, including but not limited to reasonable attorney’s and paralegals’ fees and costs of defense (each, a “Liability”).

1.26           Master Purchase Agreement:  As defined in Schedule 1 hereto.

1.27           Minimum Rent:  With respect to each applicable Property, “Minimum Rent,” as defined in the Emeritus Master Lease with respect to such Property.

1.28           Opening of Escrow:  As defined in Section 3.3.

1.29           Organizational Documents:  Collectively, as applicable, the articles or certificate of incorporation, certificate of limited partnership or certificate of limited liability company, bylaws, partnership agreement, operating company agreement, trust agreement, statements of partnership, fictitious business name filings and all other organizational documents relating to the creation, formation and/or existence of a business entity, together with resolutions of the board of directors, partner or member consents, trustee certificates, incumbency certificates and all other documents or instruments approving or authorizing the transactions contemplated by this Agreement.

1.30           Outside Closing Date:  Subject to extension as provided Section 6.8 below, August 15, 2007.

1.31           Permitted Exceptions:  With respect to each Property, as defined in Section 6.2.1.

1.32           Person:  Any individual, corporation, partnership, joint venture, limited liability partnership, limited liability company, association, joint stock company, trust, unincorporated organization, whether or not a legal entity, or other business or governmental entity or authority (or any department, agency, or political subdivision thereof).

1.33           Properties:  Collectively, the “Leased Property” (as defined in the Emeritus Master Lease) of the “Facilities” (as defined in the Emeritus Master Lease) listed on Exhibit G attached hereto, less any portion which has been taken by reason of any Condemnation or other exercise of the power of eminent domain.  The parties acknowledge that the Properties for purposes of this Agreement include only the “Leased Property” of the “Facilities” listed on Exhibit G attached hereto, and that the balance of the “Leased Property” of each “Facility” covered by the Emeritus Master Lease, but not covered by this Agreement is being sold and conveyed to Buyer pursuant to the Master Purchase Agreement or another Related Purchase Agreement.  In other words, pursuant to this Agreement, the Master Purchase Agreement and the other Related Purchase Agreements Seller and/or its Affiliates are selling and Buyer is purchasing all of Seller’s and/or its Affiliates’ right, title and interest in and to the “Leased Property” of all of the “Facilities” covered by the Emeritus Master Lease upon the Closing hereunder and the Related Purchase Agreement Closing under each applicable Related Purchase Agreement, but this Agreement is intended to and only covers the “Leased Property” of the “Facilities” listed  on Exhibit G attached hereto.

1.34           Purchase Price:  As defined in Section 4.1.

1.35           Related Purchase Agreements:  The agreements identified on Schedule 1 attached hereto between and/or among Seller or certain Affiliates of Seller, and Buyer, or certain Affiliates of Buyer, relating to certain purchase and sale transactions to be consummated concurrently with the Closing hereunder, if at all (each, a “Related Purchase Agreement”).

1.36           Related Purchase Agreement Closing.  The “Closing,” as defined in each Related Purchase Agreement.

1.37           Related Purchase Agreement Buyer Default.  The occurrence of a default (i.e., after any applicable notice or cure period) by Buyer or any Affiliate of Buyer under any Related Purchase Agreement.

1.38           Related Purchase Agreement Seller Default.  The occurrence of a default (i.e., after any applicable notice or cure period) by Seller or any Affiliate of Seller under any Related Purchase Agreement.

1.39           Release of Claims:  As defined in the Master Purchase Agreement.

1.40           Rent and Charges:  All accrued and unpaid Minimum Rent, Additional Rent, and any Additional Charges (whether or not billed) payable by the Lessee under the Emeritus Master Lease with respect to the applicable Properties, through and including the day prior to Closing Date (prorated to the extent applicable for the month during which the Closing occurs).

1.41           Summerville:  Summerville Senior Living, Inc., a Delaware corporation.

1.42           Summerville Master Lease:  As defined in the Master Purchase Agreement.

1.43           Title Company:  Chicago Title Insurance Company, Attn: Angie Koetters, Escrow Officer, Fax No.:(312)223-5888.

1.44           Title Policy:  As defined in Section 6.4.

1.45           Title Endorsements:  As defined in Section 6.4.

1.46           Transaction Documents:  Collectively, this Agreement, the Deeds, the Bills of Sale, each Related Purchase Agreement, and all other agreements, documents and/or instruments to be executed and/or delivered pursuant to and in connection with this Agreement, the Related Purchase Agreements and/or the Exhibits hereto or thereto.

1.47           Transaction Taxes.  Any and all federal, state, municipal or other local Law documentary transfer, stamp, sales, use, excise, privilege or similar tax, fee or charge payable in connection with the delivery of any instrument or document provided in or contemplated by this Agreement, any Related Purchase Agreement or the Exhibits hereto and thereto together with interest and penalties, if any, thereon, including any sales or similar taxes payable in connection with the transfer of any personal property comprising a part of either Property.

2.            SALE OF THE PROPERTIES

Buyer agrees to purchase and accept from Seller, and Seller agrees to sell, convey and assign to Buyer, both of the Properties on the terms and subject to the conditions set forth herein.

3.            ESCROW

3.1             General Instructions.  Title Company is also hereby designated as escrow holder (sometimes herein referred to as “Escrow Holder”).  Escrow Holder’s Escrow number, Escrow Officer for the transactions contemplated hereby and under the Related Purchase Agreements, address for notices and wiring information is set forth below Title Company’s acceptance of this Escrow.  Escrow Holder’s general conditions or provisions, which are attached hereto as Exhibit “B” are incorporated by reference herein; provided, however, that in the event of any inconsistency between Exhibit “B” and any of the provisions of this Agreement or any Related Purchase Agreement, the provisions of this Agreement or the Related Purchase Agreement, as applicable, shall control, respectively.  Buyer and Seller shall each execute, deliver and be bound by such further escrow instructions or other instruments as may be reasonably requested by the other party or by Escrow Holder from time to time, so long as the same are consistent with this Agreement.  Escrow Holder shall not comply with the unilateral instructions of only one party without the consent of the other party hereto unless otherwise expressly required to do so in this Agreement or any Related Purchase Agreement.

3.2             Tax Reporting Person.  For purposes of complying with Internal Revenue Code § 6045(e), as amended effective January 1, 1991, Escrow Holder is hereby designated as the “person responsible for closing the transaction,” and also as the “reporting person” for purposes of filing any information returns with the Internal Revenue Service concerning this transaction, as required by law.

3.3             Opening of Escrow.  Escrow shall be deemed open when not less than four (4) originals of this Agreement and each Related Agreement, fully signed by all parties hereto or thereto either together or in counterparts, are delivered to Escrow Holder (the “Opening of Escrow”), which shall occur within one (1) business day after execution of this Agreement by Buyer and Seller and each Related Purchase Agreement by the Parties thereto.  Escrow Holder shall immediately notify Buyer, Seller and their respective attorneys in writing of the official date of the Opening of Escrow.

4.            PURCHASE PRICE; ALLOCATION OF PURCHASE PRICE

4.1             Purchase Price.  The purchase price for the Properties shall be Thirty Million Four Hundred Three Thousand Five Hundred Thirty-Two Dollars and 00/100ths ($30,403,532.00) (the “Purchase Price”).

4.2             [Intentionally Deleted.]

4.3             [Intentionally Deleted.]

4.4             Closing Funds.  No later than 2:00 p.m., Pacific Standard Time, on the Closing Date, Escrow Holder shall calculate and Buyer shall wire Funds into Escrow (using wiring instructions reasonably satisfactory to Escrow Holder) in an amount which shall equal the Purchase Price plus any other sums payable by Buyer hereunder (the “Closing Funds”).

5.            CONDITIONS TO CLOSING; AS IS PURCHASE

5.1             Buyer’s Conditions. Provided that Buyer is not in breach or default of any provisions of this Agreement, the obligation of Buyer to purchase the Properties shall be subject to satisfaction of each of the conditions set forth in this Section 5.1 on and as of the Closing Date.  Seller and Buyer expressly acknowledge and agree that each of the conditions set forth in this Section 5.1 is for the benefit of and may be waived only by Buyer as herein provided.

   5.1.1    Seller’s Representations and Warranties.  The representations and warranties of Seller set forth in Section 8 below shall be true and correct in all material respects on the Closing Date as if made again on the Closing Date.

   5.1.2    Seller’s Performance.  Seller shall have performed all of its obligations under this Agreement which by the terms of this Agreement are required to be performed by Seller as of or prior to the Closing Date.

   5.1.3    Purchase of All the Properties.  The Closing hereunder shall occur simultaneous with respect to all of the Properties.

   5.1.4    Occurrence of the Closing by the Outside Date.  The Closing hereunder shall occur on or before the Outside Closing Date.

   5.1.5    Related Purchase Agreements.  The Related Purchase Agreement Closing under each Related Purchase Agreement shall occur simultaneous with the Closing.  In addition, no Related Purchase Agreement Seller Default under any Related Purchase Agreement shall have occurred and be continuing.

5.2             Buyer’s Approval, Disapproval or Waiver of Conditions.  Prior to Closing Buyer shall notify Seller and Escrow Holder in writing in the event that as of the date of Closing, any of the conditions set forth in Section 5.1 have not been satisfied or waived by Buyer; provided, however, that if any of the conditions set forth in Sections 5.1.3, 5.1.4  or 5.1.5 have not been satisfied as a result of any act or omission of Buyer or any Affiliate of Buyer, then Buyer shall not be entitled to disapprove such condition, but rather the same shall, following any applicable notice and cure period pursuant to Section 7.2 below, constitute a default by Buyer hereunder.  In the event that Buyer is not entitled to disapprove a condition or Buyer fails to approve, disapprove or waive such condition, if applicable, within the time and in the manner herein specified, then such condition shall be deemed conclusively satisfied or waived by Buyer and thereafter shall not be a condition precedent to the performance by Buyer of its respective obligations hereunder.

5.3             “AS IS” SALE.  IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT BUYER IS ACQUIRING EACH OF THE PROPERTIES “AS IS,” IN ITS PRESENT STATE AND CONDITION, WITHOUT ANY REPRESENTATIONS OR WARRANTIES FROM SELLER OF ANY KIND WHATSOEVER, EITHER EXPRESS OR IMPLIED, EXCEPT AS EXPRESSLY SET FORTH IN SECTION 8 BELOW.  IN PARTICULAR, EXCEPT AS EXPRESSLY SET FORTH IN SECTION 8 BELOW, SELLER MAKES NO REPRESENTATION OR WARRANTY RESPECTING THE USE, CONDITION, TITLE, OPERATION OR MANAGEMENT OF EITHER OF THE PROPERTIES, OR COMPLIANCE WITH ANY APPLICABLE LAWS RELATING TO ZONING, SUBDIVISION, PLANNING, BUILDINGS, FIRE, SAFETY, EARTHQUAKE, HEALTH OR ENVIRONMENTAL MATTERS, THE PRESENCE OR ABSENCE OF HAZARDOUS SUBSTANCES, OR COMPLIANCE WITH ANY OTHER COVENANTS, CONDITIONS AND RESTRICTIONS (WHETHER OR NOT OF RECORD).  Buyer represents that it is knowledgeable in real estate matters and is relying upon Buyer’s own investigation and analysis in purchasing each of the Properties, as well as the fact that Buyer or its Affiliates originally sold to and/or developed on behalf of Seller each of the Properties and at all times thereafter have leased and exclusively controlled the same.  Buyer further represents that it has had ample opportunity to inspect and has, in fact, made all of the investigations Buyer deems necessary in purchasing each of the Properties.  As a result, Buyer hereby expressly waives any notice requirements which may be imposed upon Seller pursuant to § 25359.7 of the California Health & Safety Code or any other similar and applicable Laws.  If this Agreement is not terminated and Buyer acquires the Properties as provided herein, Buyer shall have thereby approved all aspects of each of the Properties and this transaction and thereby waives any claim or Liability against Seller.  In furtherance of the foregoing, at the Closing, Buyer shall and shall cause Lessee to execute and deliver to Seller the Release of Claims. The provisions of this Section 5.3 shall survive the Closing.

5.4             Seller’s Conditions.  Provided that Seller is not in breach or default of any provision of this Agreement, the obligation of Seller to sell the Properties (and each of them) shall be subject to satisfaction of each of the conditions set forth in this Section 5.4.  Seller and Buyer expressly acknowledge and agree that each of the conditions set forth in this Section 5.4 is for the benefit of and may be waived only by Seller in writing.

   5.4.1    No Default Under Emeritus Master Lease.  Prior to the Closing, (a) no Event of Default, or event which with notice and/or passage of time would constitute an Event of Default by Lessee under the Emeritus Master Lease shall have occurred and be continuing and (b) all Rent and Charges shall be paid as and when due under the Emeritus Master Lease, through but not including the Closing Date.

   5.4.2    Purchase of Both Properties.  The Closing hereunder shall occur simultaneously with respect to both of the Properties.

   5.4.3    Occurrence of Closing by the Outside Closing Date.  The Closing shall occur on or before the Outside Closing Date.

   5.4.4    Related Purchase Agreements.  The Related Purchase Agreement Closing under each Related Purchase Agreement shall occur simultaneous with the Closing.  In addition, no Related Purchase Agreement Buyer Default under any Related Purchase Agreement shall have occurred and be continuing.

   5.4.5    Buyer’s Representations and Warranties.  Buyer’s representations and warranties set forth in Section 8 below shall be true and correct in all material respects on the Closing Date as if made again on the Closing Date.

   5.4.6    Buyer’s Performance.  Buyer shall have performed all of its obligations under this Agreement which by the terms of the Agreement are required to be performed by Buyer as of or prior to the Closing Date.

5.5             Seller’s Approval, Disapproval or Waiver of Conditions. Prior to the Closing, Seller shall notify Buyer and Escrow Holder in writing in the event that as of the date of Closing, any of the conditions set forth in Section 5.4 have not been satisfied or waived by Seller; provided, however, that if any of the conditions set forth in Sections 5.4.2 , 5.4.3 or 5.4.4 have not been satisfied as a result of any act or omission of Seller or any Affiliate of Seller, then Seller shall not be entitled to disapprove such condition, but rather the same shall, following any applicable notice and cure period pursuant to Section 7.2 below, constitute a default by Seller hereunder.  In the event that Seller is not entitled to disapprove a condition or Seller fails to approve, disapprove or waive such condition, if applicable, prior to the Closing, then such condition shall be deemed conclusively satisfied or waived by Seller and thereafter shall not be a condition precedent to the performance by Seller of its obligations hereunder.

6.            CLOSING OF ESCROW

6.1             Closing Date.  Subject to extension in order to implement the provisions of Section 6.8, and unless this Agreement has been earlier terminated in accordance with the applicable provisions of Section 7 below, Escrow shall close on the Outside Closing Date; provided, however, that subject to satisfaction or waiver of each of the conditions set forth in Sections 5.1 and 5.4, Buyer shall be entitled to close Escrow prior to the Outside Closing Date upon not less than five (5) days’ notice to Seller and Escrow Holder; provided further, however, that in no event shall the closing occur prior to July 31, 2007.  The terms “Close of Escrow” and/or “Closing” are used in this Agreement to mean the time and date the transactions contemplated hereby are closed and the Deed or other applicable conveyance instrument has been delivered to Buyer through Escrow, regardless whether the applicable Deed or other conveyance instrument is actually recorded in the land records in which the applicable Property is situated.  The term “Closing Date” as used in this Agreement means the date that the Closing occurs.

6.2             Deposits by Seller.  At or before 5:00 p.m., local time in Los Angeles, California, on that date which is not less than one (1) business day before the Close of Escrow, Seller shall deliver or cause to be delivered to Escrow Holder the following items for handling as described below; provided, however, that Escrow need not be concerned with the form or content but only with manual delivery of all of the following other than item 6.2.1:

   6.2.1    Deeds.  With respect to each Property, a duly executed and acknowledged grant deed, special warranty deed or equivalent thereof in the applicable State (a “Deed”) conveying the Property in such State to Buyer, in each case subject to (collectively the “Permitted Exceptions”): (i) all Impositions, whether past due or delinquent, and (ii) all covenants, conditions, restrictions, rights of way, easements and other matters of record or which would be disclosed by an accurate survey or physical inspection of such Property;

   6.2.2    Bill of Sale.  A duly executed and acknowledged quit claim bill of sale conveying any right, title and interest of Seller in and to any tangible personal property located on or within each Property to Buyer, without warranty except as expressly set forth therein, in the form attached hereto as Exhibit “D” or such other form as reasonably acceptable to Seller and Buyer.

   6.2.3    [Intentionally Deleted];

   6.2.4    [Intentionally Deleted];

   6.2.5    Seller’s Certificate.  If any express representation or warranty of Seller set forth in Section 8 hereof needs to be modified due to changes since the Effective Date, a certificate of Seller, dated as of the Closing Date and executed on behalf of Seller by a duly authorized representative thereof, identifying any such representation or warranty which is not, or no longer is, true and correct and explaining the state of facts giving rise to the change.  In no event shall Seller have any Liability to Buyer for, or be deemed to be in default hereunder by reason of any breach of a representation or warranty set forth in Section 8 hereof which results from any change that (i) occurs between the Effective Date and the Closing Date, and (ii) is either expressly permitted under the terms of this Agreement or beyond the reasonable control of Seller to prevent.  The occurrence of a change in a representation or warranty which is permitted hereunder or is beyond the reasonable control of Seller to prevent shall, if materially adverse to Buyer, constitute the non-fulfillment of the conditions set forth in Section 5.1.1 hereof.  If, despite changes or other matters described in such certificate, the Closing occurs, Seller’s representations and warranties set forth in this Agreement shall be deemed to have been modified by all statements made in any certificate of Seller delivered pursuant to this Section 6.2.4;

   6.2.6    Evidence of Authority.  Such certificates or documents as may be reasonably required by Escrow Holder in order to cause any Title Policy requested by Buyer as provided in Section 6.4 below to be issued and the Close of Escrow to occur; provided, however, that in no event shall Seller be required to execute and deliver a so-called owner’s or ALTA affidavit or indemnity or a mechanics’ lien indemnity with respect to any Property, except in form and substance acceptable to Seller in its sole, but reasonable discretion, and in any event any such affidavit shall be limited to (a) the actual knowledge of Seller (without investigation or the duty to investigate) and (b) the direct actions of Seller;

   6.2.7    Closing Statement.  A duly executed and acknowledged counterpart of a joint buyer/seller estimated closing statement to be prepared by Escrow Holder and delivered to Seller and Buyer (the “Closing Statement”); and

   6.2.8    Additional Items.  Any additional funds and/or instruments, signed and properly acknowledged by Seller, if appropriate, as may be necessary to comply with Seller’s obligations under this Agreement.

6.3              Deposits by Buyer.  At or before 1:00 p.m., local time in Los Angeles, California, on the date of the Close of Escrow, Buyer shall deliver or cause to be delivered to Escrow Holder:

    6.3.1     Funds.  Immediately available Closing Funds by wire transfer into Escrow Holder’s depository bank account in an amount which shall equal the Purchase Price plus all Closing costs, charges or prorations payable by Buyer hereunder, as the same shall be more particularly set forth on the Closing Statement;

   6.3.2    [Intentionally Deleted];

   6.3.3    [Intentionally Deleted]; .

   6.3.4    [Intentionally Deleted];

   6.3.5    [Intentionally Deleted];

   6.3.6    Buyer’s Certificate.  If any representation or warranty of Buyer set forth in Section 8 hereof needs to be modified due to changes since the Effective Date, a certificate of Buyer addressed to Seller, dated as of the Closing Date and executed on behalf of Buyer by a duly authorized representative thereof, identifying any such representation or warranty which is not, or no longer is, true and correct and explaining the state of facts giving rise to the change.  In no event shall Buyer have any Liability to Seller for, or be deemed to be in default hereunder by reason of any breach of a representation or warranty set forth in Section 8 hereof which results from any change that (i) occurs between the Effective Date and the Closing Date and (ii) is either expressly permitted under the terms of this Agreement or is beyond the reasonable control of Buyer to prevent.  The occurrence of a change in a representation or warranty which is permitted hereunder or is beyond the reasonable control of Buyer to prevent shall, if materially adverse to Seller, constitute the non-fulfillment of the conditions set forth in Section 5.4.5 hereof.  If, despite changes or other matters described in such certificate, the Closing occurs, Buyer’s representations and warranties set forth in this Agreement shall be deemed to have been modified by all statements made in such certificate;

   6.3.7    Evidence of Authority.  Such certificates or documents as may be reasonably required by Escrow Holder in order to cause each Title Policy to be issued and the Close of Escrow to occur;

   6.3.8    Closing Statement.  A duly executed and acknowledged counterpart of the Closing Statement; and

   6.3.9    Additional Items.  Any additional Funds and/or instruments, signed and properly acknowledged by Buyer, if appropriate, as may be necessary to comply with Buyer’s obligations under this Agreement.

6.4              Title Policies.  At the Close of Escrow, but not as a condition thereto, Buyer shall be entitled to request and obtain from Title Company if so requested by Buyer, with a copy to be delivered to Seller, a policy of title insurance with respect to each Property, insuring good and indefeasible title to such Property vested in Buyer as of the Closing Date in the amount of the applicable Allocated Purchase Price, subject to such matters of record or apparent as Buyer and Title Company may agree (each, a “Title Policy”) and including such endorsements thereto as Buyer may request and Title Company agrees to issue (the “Title Endorsements”).  The cost of each Title Policy and all Title Endorsements thereto shall be borne by the parties as provided in Section 6.6 below.

6.5              Prorations.

   6.5.1    Impositions and Other Expenses.  Buyer and Seller acknowledge and agree that the Emeritus Master Lease is absolutely net to Lessor, and that Lessee is solely responsible for any and all Impositions, insurance premiums, utility charges and other expenses incurred in connection with the operation, maintenance and use of each Property.  Accordingly, Buyer and/or Lessee shall be solely responsible for all such amounts whether accruing prior to or after the Closing and there shall be no prorations on account thereof between Buyer and Seller hereunder.  Any adjustments or prorations of such amounts between Buyer and Lessee shall be solely between such parties and neither Seller nor Escrow Holder shall be concerned therewith.

(a)           Rents.  Notwithstanding anything to the contrary herein, all Rents and Charges shall belong to and be paid over to Lessor by Lessee on the Closing Date. All Minimum Rent and Additional Rent payable by Lessee to Lessor shall be prorated pursuant to the terms of the Master Purchase Agreement, but such prorations shall nevertheless be reflected on the Closing Statement executed and delivered hereunder.

6.6              Closing and Transaction Costs.

   6.6.1    Seller and Buyer shall execute such returns, questionnaires and other documents as shall be required with regard to all applicable Transaction Taxes imposed by applicable federal, state or local Law.

   6.6.2    Upon the Closing, Buyer shall be responsible for:

(a)           any Transaction Taxes in excess of the portion thereof that is the responsibility of Seller as provided in Section 6.6.3 below;

(b)           all expenses of or related to the issuance of any Title Policies (including the costs of any survey required by Buyer and/or the Title Company), any Title Endorsements and chain of title reports, and all fees and charges of Escrow Holder hereunder in excess of the applicable portion thereof that is the responsibility of Seller as provided in Section 6.6.3 below;

(c)           the charges for or in connection with the recording and/or filing of any instrument or document provided herein or contemplated by this Agreement, the Related Purchase Agreements or any agreement or document described or referred to herein or therein;

(d)           all reports or studies obtained by or at the direction of Buyer, including all appraisal, environmental, engineering or other third party reports and the fees or costs incurred in connection therewith;

(e)           Buyer’s legal, accounting and other professional fees and expenses incurred in connection with the transactions contemplated hereby, the Related Purchase Agreements and the Exhibits hereto and thereto; and

(f)           all other costs and expenses incurred in connection with the transactions contemplated hereunder, under the Related Purchase Agreements and the Exhibits hereto and thereto that are not the responsibility of Seller as provided in Section 6.6.3 below.

   6.6.3    Upon the Closing, Seller shall be responsible for:

(a)           Twenty-Seven Percent (27%) of the sum of (i) any Transaction Taxes, and (ii) the cost of the Title Policies and Title Endorsements, provided, however, that neither Seller nor its Affiliates shall be responsible for (i) any Transaction Taxes or (ii) the cost of any Title Policies and Title Endorsements, in either case, pursuant to this Agreement or the Related Purchase Agreements in excess of One Million Dollars and 00/100ths ($1,000,000.00), in the aggregate; and

(b)           Seller’s legal, accounting and other professional fees and expenses incurred in connection with the transactions contemplated hereby and the Exhibits hereto.

   6.6.4    Any personal property conveyed to Buyer as part of either Property is included in this sale as part of the Allocated Purchase Price for such Property and without additional charge therefore.

   6.6.5    If the Closing does not occur for any reason other than Seller’s default hereunder, Buyer shall pay all title and Escrow cancellation charges and expenses.  If the Closing does not occur by reason of Seller’s default hereunder, then in such event Seller shall be responsible for any title and Escrow cancellation charges and expenses.  The provisions of this Section 6.6.5 shall survive any early termination of this Agreement prior to Closing.

6.7              Completion and Distribution of Documents.  Escrow Holder shall also undertake the following at or promptly after the Close of Escrow:

   6.7.1    If necessary, Escrow Holder is authorized and instructed to insert the Closing Date as the date of any documents conveying or terminating interests herein or to become operative as of the Closing Date.

   6.7.2    Cause each Deed and any other recordable instrument which the parties so direct to be recorded in the appropriate land records office where the respective Property is located.  If permitted by applicable law, Escrow Holder is hereby instructed not to affix the amount of any Transaction Tax on the face of any Deed but to pay on the basis of a separate affidavit signed by either Seller or Buyer, as applicable, and not made a part of the public record; and

   6.7.3    Cause each non-recorded document to be delivered to the party acquiring rights thereunder, or for whose benefit such document was obtained.

6.8              Seller’s Election of 1031 Exchange.  Seller may elect to sell one or more of the Properties to Buyer in the form of a tax-deferred exchange pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended (“1031 Exchange”); provided, however, such 1031 Exchange shall not be a condition to Seller’s obligation to close the transactions contemplated by this Agreement; provided further, however, that Seller shall be entitled, in its sole discretion, to extend the Closing Date (including the Outside Closing Date) for up to ten (10) days by written notice delivered to Buyer and Escrow Holder no less than three (3) days prior to the scheduled Closing Date in order to accommodate such a 1031 Exchange.  In the event that Seller shall so elect a 1031 Exchange, Seller shall give written notice to Buyer and Escrow Holder of such election.  Buyer shall fully cooperate with any such 1031 Exchange, including with respect to the following as may be requested or approved by Seller:

   6.8.1    executing and delivering amendments to this Agreement and/or amendments and restatements of this Agreement so that the transactions contemplated hereby are incorporated into one or more cross-contingent agreements;

   6.8.2    executing and delivering one or more assignments of this Agreement or any of any of agreements described in Section 6.8.1 above from Buyer to an Affiliate of Buyer or by Seller to any Affiliate of Seller or to a qualified exchange accommodator of Seller or such Affiliate; and

   6.8.3    such other additional documents;

provided, however, that Buyer shall not be required to incur any additional Liabilities or financial obligations as a consequence of any of the foregoing exchange transactions.  Seller hereby indemnifies and holds Buyer harmless from any Liabilities to which Buyer may be exposed due to any participation by Buyer in such a 1031 Exchange transaction.  The provisions of this Section 6.8 shall survive the Closing.

7.            TERMINATION

7.1              Early Termination for Failure of Conditions.

   7.1.1    Termination by Buyer. If Buyer is entitled to and in fact disapproves any of the conditions set forth in Sections 5.1.1 through 5.1.5, inclusive, then Escrow and this Agreement shall automatically terminate upon receipt by Seller and Escrow Holder of Buyer’s written notice of disapproval of such condition within the time and in the manner provided in Section 5.2; provided, however, that if there is a failure of (a) any of the conditions set forth in Section 5.1.1 or 5.1.2 or (b) any of the conditions set forth in Section 5.1.3, 5.1.4 or 5.1.5 that results from a breach or default by Seller or any Affiliate of Seller of their respective obligations under this Agreement or under any Related Purchase Agreement, then in any such event in lieu of terminating this Agreement and Escrow pursuant to this Section 7.1, Buyer shall be entitled to exercise its rights pursuant to Section 7.2 below.  In addition, without limiting the foregoing, the parties acknowledge and agree that the occurrence of any event of the type described in the second sentence of Section 5.1.5 above that results in the failure of the conditions set forth therein shall also constitute and be deemed a default by Seller under this Agreement entitling Buyer to exercise its remedies pursuant to Section 7.2 below.

   7.1.2    Termination by Seller.  If Seller disapproves any of the conditions set forth in Section 5.4 above, then Escrow and this Agreement shall automatically terminate upon receipt by Buyer and Escrow Holder of Seller’s written notice of disapproval thereof at any time prior to the Closing; provided, however, that if there is a failure of (a) any of the conditions set forth in Sections 5.4.5 or 5.4.6 or (b) any of the conditions set forth in Sections 5.4.2, 5.4.3, or 5.4.4 that results from a breach or a default by Buyer or any Affiliate of Buyer of its respective obligations under this Agreement or under any Related Purchase Agreement, then in any such event in lieu of terminating this Agreement and Escrow pursuant to this Section 7.1.2, Seller shall be entitled to exercise its remedies pursuant to Section 7.2 below.  In addition, without limiting the foregoing, the parties acknowledge and agree that the occurrence of any event of the type described in Section 5.4.1(a) or in the second sentence of Section 5.4.4 above that results in the failure of the conditions set forth therein shall also constitute and be deemed a default by Buyer under this Agreement entitling Seller to exercise its remedies pursuant to Section 7.2 below.

   7.1.3    Rights and Obligations Upon Termination for Failure of Conditions.  If Escrow and this Agreement are terminated in the manner and within the applicable time period(s) provided pursuant to either Section 7.1.1 or Section 7.1.2 above, (a) all instruments in Escrow shall be returned to the party depositing the same, (b) Buyer shall return all items previously delivered by Seller to Buyer, (c) the provisions of Section 6.6.5 above shall apply and the Earnest Money Deposit shall be disbursed in accordance with the terms of the Master Purchase Agreement, and (d) neither party shall have any further rights, obligations or Liabilities whatsoever to the other party concerning the purchase and sale of the Property pursuant to this Agreement, except for those Liabilities which are expressly stated in this Agreement to survive termination.

7.2              Termination by Reason of Default.  If the Closing fails to occur when and as provided in Section 6 above by reason of a breach or default (or deemed default as provided in the last sentence of either of Section 7.1.1 or Section 7.1.2 above) of either party of any of its duties, obligations, representations or warranties under this Agreement, then the non-defaulting party may elect, by written notice to the defaulting party and to Escrow Holder, to terminate Escrow and this Agreement, and the Master Purchase Agreement shall govern the disbursement of the Earnest Money Deposit as provided therein.  Such termination shall be effective five (5) days after delivery of such notice (the “Effective Termination Date”); provided, that (i) the non-defaulting party has performed or is in a position to perform all obligations on its part to be performed as of the Effective Termination Date other than those obligations which the non-defaulting party is prevented from having performed by reason of the defaulting party’s breach or default; and (ii) the defaulting party has not cured the default and the non-defaulting party has not waived such default by the Effective Termination Date.  Except as otherwise provided below in this Section 7.2 and Section 6.6.5 above and in the Master Purchase Agreement, Escrow Holder and the parties shall, upon such termination, return all of the other party’s funds and documents then held by them to the party depositing or delivering the same.  Thereafter, each of the parties shall be discharged and released from all obligations and Liabilities except as otherwise provided in this Section 7.2 and Section 6.6.5 above and in the Master Purchase Agreement and except for those obligations and Liabilities which are expressly intended to survive the termination of this Agreement, including those Liabilities set forth in Section 12.2 below.

   7.2.1    Seller’s Damages.  If the Closing fails to occur by reason of a breach or default of this Agreement by Buyer, then Seller may terminate this Agreement as of the Effective Termination Date as provided in Section 7.2 above, in which case Buyer shall be Liable for the cancellation and other charges and expenses as provided for in Section 6.6.5 and the Master Purchase Agreement shall govern the disbursement of the Earnest Money Deposit as provided therein.

   7.2.2    Buyer’s Remedies. If the Closing fails to occur by reason of a breach or default of this Agreement by Seller, then Buyer may either (a) terminate this Agreement as of the Effective Termination Date as provided in Section 7.2 above, in which case the Master Purchase Agreement shall govern the disbursement of the Earnest Money Deposit as provided therein, and Seller shall be liable for the cancellation and other charges and expenses provided for in Section 6.6.5, or (b) enforce specific performance of the obligations of Seller hereunder; provided, however, that any action by Buyer to seek such specific performance must be commenced within thirty (30) calendar days of the occurrence of the alleged default by Seller; provided further, however, that, except as provided in Section 6.6.5, in no event whatsoever shall Seller ever have any Liability (whether in law or equity) for damages as a result of a default by Seller under this Agreement.

7.3              Relationship to Emeritus Master Lease.  Notwithstanding anything to the contrary in this Agreement, no termination of this Agreement and Escrow by Seller or Buyer regardless of the reason therefor shall affect the rights or obligations of Lessor or Lessee under the Emeritus Master Lease, which Emeritus Master Lease shall remain in full force and effect following any such termination of this Agreement prior to the Closing.

8.            REPRESENTATIONS AND WARRANTIES

8.1              In General.  In addition to any express agreements of either party contained herein, the following constitute representations and warranties by Seller to Buyer, and by Buyer to Seller, which shall be true and correct as of the date hereof, and the truth and accuracy of such representations and warranties as of the Close of Escrow by each party shall also constitute a condition to the Close of Escrow for the benefit of the party to whom such representations and warranties were made.

8.2              By Each Party.  Seller represents and warrants to Buyer, and Buyer hereby represents and warrants to Seller, as follows:

   8.2.1    Authority.  Such party has full power and authority to enter into and comply with the terms of this Agreement, and the individuals executing this Agreement on behalf of such party have actual right and authority to bind that party to the terms of this Agreement.

   8.2.2    Binding Effect.  No action or consent which has not been obtained is necessary to make this Agreement, and this Agreement and all documents to be executed hereunder are or will be when executed the valid and legally binding obligations of such party, enforceable in accordance with their respective terms, except as such enforceability may be limited by creditors’ rights laws and general principles of equity.

   8.2.3    No Conflict.  The execution and delivery of this Agreement and all other documents to be executed by such party hereunder, compliance with the provisions thereof and hereof and the consummation of the transactions contemplated hereunder and thereunder will not result in (a) a breach or violation of (i) any Laws applicable to such party now in effect, (ii) the Organizational Documents of such party, (iii) any judgment, order or decree of any governmental authority with jurisdiction binding on such party or (iv) subject to the Permitted Exceptions, any other material agreement or instrument to which such party is a party or by which it is bound.   Buyer shall be solely responsible for obtaining any consents, approvals or waivers required under any Permitted Exceptions with respect to any Property in connection with the transactions contemplated hereby or under the Related Purchase Agreements.  Seller hereby agrees to reasonably cooperate with Buyer, without any out-of-pocket cost or expense to Seller, in seeking any such required consents, approval or waivers.

   8.2.4    Patriot Act.  To the actual knowledge of such party, such party and its respective Affiliates are in compliance with the requirements of Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) (the “Order”) and other similar requirements contained in the rules and regulations of the Office of Foreign Assets Control, Department of Treasury (“OFAC”) and in any enabling legislation or other Executive Orders or regulations in respect thereof (the Order and such other rules, regulations, legislation or orders collecting called the “Orders”).  Neither such party nor any of their Affiliates (A) is listed on the Specially Designated Nationals and Blocked Person List maintained by OFAC pursuant to the Order and/or on any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Orders (such lists are collectively referred to as the “Lists”), (B) is a Person (as defined in the Order) who has been determined by competent authority to be subject to the prohibitions contained in the Orders; or (C) to the actual knowledge of such party, is owned or controlled by (including without limitation by virtue of such person being a director or owning voting shares or interests), or acts for or on behalf of, any person on the Lists or any other person who has been determined by competent authority to be subject to the prohibitions contained in the Orders.  As used herein, the term “actual knowledge” as it relates to Seller shall mean the actual knowledge (without investigation or the duty to conduct investigation) of Paul Gallagher and Brian J. Maas and as it relates to Buyer shall mean the actual knowledge (without investigation or the duty to conduct investigation) of Eric Mendelsohn.

8.3              By Seller Only.  Seller represents and warrants to Buyer as follows:

    8.3.1    [Intentionally Deleted.]

   8.3.2    No Tax Withholding.  In accordance with Section 1445 of the Internal Revenue Code and the applicable provisions of the California Revenue and Taxation Code or other similar laws, (a) Seller is not now, and at Closing will not be, a “foreign person,” and (b) Buyer need not withhold tax at the Closing as a result of the transactions contemplated hereby.  Seller shall deliver a separate nonforeign/residency affidavit, executed by Seller, if reasonably required to do so by Escrow Holder.

   8.3.3    Litigation, Etc.  To the actual knowledge of Seller (without investigation and without the duty to conduct any investigation), there are no actions, proceedings or investigations pending or threatened against or affecting Seller seeking to enjoin, challenge or collect damages in connection with the transactions contemplated by this Agreement or which would reasonably be expected to materially and adversely affect the ability of Seller to carry out the transactions contemplated by this Agreement or which in any way challenge or affect Seller’s ownership of the Properties, or either of them.

8.4              By Buyer Only.  Buyer represents and warrants to Seller as follows:

   8.4.1    [Intentionally Deleted.]

   8.4.2    Litigation, Etc.  To the actual knowledge of Buyer (without investigation and without the duty to conduct any investigation), there are no actions, proceedings or investigations pending or to the knowledge of Buyer threatened against or affecting Buyer, Summerville or Lessee  seeking to enjoin, challenge or collect damages in connection with the transactions contemplated by this Agreement or which would reasonably be expected to materially and adversely affect the ability of Buyer, Summerville, or Lessee to carry out the transactions contemplated herein.

9.            CERTAIN EVENTS PRIOR TO CLOSING

9.1              Loss.  In the event of loss (including a loss due to a Condemnation) or damage to a Property or any portion thereof and which occurs prior to the Closing, this Agreement shall remain in full force and effect, Buyer shall nonetheless proceed to purchase the Properties and consummate this Agreement in accordance with the terms hereof and all insurance proceeds or Condemnation awards payable by reason thereof shall belong to Buyer.

9.2              Prompt Notices.  Seller shall give prompt notice to Buyer, and Buyer shall give prompt notice to Seller, of (i) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause (A) any representation or warranty of such party contained in this Agreement to be untrue or inaccurate in any material respect or (B) any covenant, condition or agreement of such party contained in this Agreement to be complied with or satisfied in all material respects and (ii) any failure of Seller or Buyer, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied under this Agreement.

9.3              No Agreements; Release of Mortgages.  Except for this Agreement and matters expressly contemplated hereunder or under the Related Purchase Agreements, from and after the Effective Date, Seller shall not enter into any new contracts or other agreements, either written or oral, with respect to any of the Properties that shall survive the Closing, or become a Liability of Buyer.  Seller shall cause any mortgages, deeds of trust or other security interests of record, caused,  created or assumed in writing by Seller, to be satisfied in full on or before the Closing.

9.4              Satisfaction of Conditions.  From and after the Effective Date, each party covenants and agrees with the other to use good faith, commercially reasonable efforts to satisfy or cause to be satisfied all conditions precedent to such party’s obligations hereunder which are in such party’s control or over which such party exercises control.

10.           POST-CLOSING MATTERS

10.1            Confidentiality and Public Disclosure.  Each party shall hold in strict confidence all information received from the other party concerning this transaction and shall not release any such information to third parties (other than attorneys, accountants or other professional consultants, or lenders of the parties) without the prior written consent of the other party unless otherwise required by Law, which approval shall not be unreasonably withheld; provided that Buyer shall be entitled to disclose information concerning this transaction in connection with a secondary stock offering and as required by any applicable securities Law.  Except as provided above, any and all releases of information to the public relating to the sale of the Properties and the transactions contemplated hereby and under the Related Purchase Agreements by any party shall be subject to the review and approval by the other party, which approval shall not be unreasonably withheld.  Each party will undertake to consult with the other prior to responding to any inquiries made by any third party respecting the transactions contemplated by this Agreement.  The provisions of this Section 10.1 shall survive the execution and delivery of this Agreement and the occurrence of the Closing.

10.2            Indemnification by Buyer.  In addition to the other indemnities of Buyer contained herein or in any of the other Transaction Documents, Buyer shall protect, indemnify, save harmless and defend Seller and each of its respective partners, predecessors, successors and assigns, and their respective past, present and future officers, directors, employees, agents, representatives, attorneys and all Persons acting by, through, under or in concert with any of the foregoing, from and against all Liabilities, based upon, relating or arising out of the Properties, or either of them, whether accruing before or after the Closing Date, including any Liabilities relating to the presence or existence of Hazardous Substances of any kind, on, under or about the Properties, or either of them, or on adjoining or neighboring property, or arising from any use of the Properties, or either of them; provided, however, the foregoing indemnity shall not extend to any Liabilities which are solely and proximately caused by the gross negligence or willful misconduct of Seller.  Payment shall not be a condition precedent to enforcement of the foregoing indemnification.  The provisions of this Section 10.2 shall specifically survive the execution and delivery of this Agreement and the occurrence of the Closing.

11.           BROKERS

Seller, on the one hand, and Buyer, on the other hand, agrees to indemnify, defend, protect and hold the other party(ies) and the Propertise harmless against any Liabilities for any broker’s commission or finder’s fee for which it is responsible or which is asserted as a result of its own act or omission in connection with this transaction.

12.           MISCELLANEOUS PROVISIONS

12.1            Assignment; Binding on Successors.  This Agreement shall be binding upon and shall inure to the benefit of Buyer and Seller and their respective representatives, successors and assigns; provided, however, that Buyer shall not have the right to assign this Agreement or any interest or right under this Agreement or under the Escrow or to appoint a nominee to act as Buyer under this Agreement without obtaining the prior written consent of Seller, which consent may be given or withheld in the sole and absolute discretion of Seller; provided, however, that without in any way relieving Buyer of any of its duties, covenants or obligations hereunder, upon written notice to Seller given not less than ten (10) business days prior to the scheduled Closing Date, Buyer may, without the consent of Seller, either (a) assign its rights and obligations hereunder with respect to either Property to one or more Affiliates of Buyer or Dan Baty, an individual, or (b) appoint one or more Affiliates of Buyer or Dan Baty as a nominee to take title to either Property or any portion thereof; provided, however, that any such (i) assignment shall be pursuant to a written assignment and assumption agreement reasonably satisfactory to Seller and (ii) any such Affiliate-assignee or nominee shall join in the execution and delivery of the Release of Claims at Closing with Buyer.  Any attempted assignment in violation of this provision shall be null and void.

By Buyer’s execution and delivery hereof, Buyer hereby appoints each of those Persons identified on Exhibit G attached hereto as its nominee to take title to the respective Property listed opposite the name of such nominee.

12.2            Attorneys’ Fees.  In any dispute or action between the parties arising out of this Agreement or the Escrow, or in connection with the Properties, or either of them, the prevailing party shall be entitled to have and recover from the other party its costs and attorneys’ and paralegals’ fees related thereto, whether by final judgment or by out of court settlement.  The provisions of this Section 12.2 shall survive the Closing or any earlier termination of this Agreement.

12.3            Notices. Any notice, consent, approval, demand or other communication required or permitted to be given hereunder (a “notice”) must be in writing and may be served personally or by U.S. Mail.  If served by U.S. Mail, it shall be addressed as follows:

If to Seller:	c/o Health Care Property Investors, Inc.
3760 Kilroy Airport Way, Suite 300
Long Beach, California 90806
Attn:Legal Department
Fax: (562) 733-5200

with a copy to:	Latham & Watkins LLP
650 Town Center Drive, Suite 2000
Costa Mesa, California 92626-1925
Attn:David C. Meckler, Esq.
Fax: (714) 755-8290

If to Buyer:	Emeritus Corporation
3131 Elliott Avenue, Suite 500
Seattle, Washington 98121
Phone: (206) 301-4493
Fax: (206) 301-4500
Attn: Eric Mendelsohn

with a copy to:	Pircher, Nichols & Meeks
900 North Michigan Avenue, Suite 1050
Chicago, Illinois 60611
Attention: Real Estate Notices (JDL/MJK)
Phone: (312) 915-3112
Fax: (312) 915-3348

Any notice which is personally served shall be effective upon the date of service; any notice given by U.S. Mail shall be deemed effectively given, if deposited in the United States Mail, registered or certified with return receipt requested, postage prepaid and addressed as provided above, on the date of receipt, refusal or non-delivery indicated on the return receipt.  In addition, either party may send notices by facsimile or by a nationally recognized overnight courier service which provides written proof of delivery (such as U.P.S. or Federal Express).  Any notice sent by facsimile shall be effective upon confirmation of receipt in legible form, and any notice sent by a nationally recognized overnight courier shall be effective on the date of delivery to the party at its address specified above as set forth in the courier's delivery receipt.  Any party may, by notice to the other from time to time in the manner herein provided, specify a different address for notice purposes.

12.4           Governing Law; Jurisdiction.  THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF CALIFORNIA, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY.  ACCORDINGLY, EXCEPT WHERE FEDERAL LAW IS APPLICABLE AND UNLESS OTHERWISE EXPRESSLY PROVIDED HEREIN OR REQUIRED BY ANY APPLICABLE LAW, THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA (WITHOUT REGARD OF PRINCIPLES OR CONFLICTS OF LAW).  EACH OF BUYER AND SELLER HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE STATE AND FEDERAL COURTS OF THE STATE OF CALIFORNIA AND CONSENT TO SERVICE OF PROCESS IN ANY LEGAL PROCEEDING ARISING OUT OF, OR IN CONNECTION WITH, THIS AGREEMENT, BY ANY MEANS AUTHORIZED BY CALIFORNIA LAW.

12.5           Interpretation.  All provisions herein shall be construed in all cases as a whole according to its fair meaning, neither strictly for nor against either Buyer or Seller and without regard for the identity of the party initially preparing this Agreement.  Titles and captions are inserted for convenience only and shall not define, limit or construe in any way the scope or intent of this Agreement.  References to Sections are to Sections as numbered in this Agreement unless expressly stated otherwise.

12.6           Gender; Joint Obligations.  As used in this Agreement, the masculine, feminine or neuter gender and the singular or plural number shall each be deemed to include the others where and when the context so dictates.  If more than one party, trust or other entity is the Buyer hereunder, the obligations of all such parties shall be joint and several.

12.7           No Waiver.  A waiver by any party of a breach of any of the covenants, conditions or agreements to be performed by the other parties shall be in writing to be effective and no such written waiver shall be construed as a waiver of any succeeding breach of the same or other covenants, conditions or Agreements.

12.8           Modifications.  Any alteration, change or modification of or to this Agreement, in order to become effective, must be made in writing and in each instance signed on behalf of each party to be charged.

12.9           Severability.  If any term, provision, condition or covenant of this Agreement or its application to any party or circumstances shall be held, to any extent, invalid or unenforceable, the remainder of this Agreement, or the application of the term, provision, condition or covenant to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected, and shall be valid and enforceable to the fullest extent permitted by law.

12.10         Survival.  The conveyance of the Properties to Buyer shall constitute full performance and discharge of every representation, warranty and covenant and agreement of Seller to be performed hereunder by the Closing, notwithstanding anything herein to the contrary.  Thereupon, all representations or warranties, covenants or agreements by either Buyer or Seller contained in this Agreement will terminate and will not survive the Closing, except for the representations and agreements that contemplate performance after Closing such as the proration matters set forth in Section 6.2, the post-closing matters set forth in Section 10, payment of brokerage fees set forth in Section 11, all matters set forth in this Section 12.10 and the Release of Claims to be executed and delivered by Buyer, Lessee, and any nominees of Buyer hereunder or under any Related Purchase Agreement in favor of Seller at the Closing, and any other matter or provision hereof that is expressly stated in this Agreement to survive the Closing.

12.11         Merger of Prior Agreements.  This Agreement and the other Transaction Documents contain the entire understanding between the parties relating to the transactions contemplated by this Agreement and under the Related Purchase Agreements.  All prior or contemporaneous agreements, understandings, representations and statements, whether direct or indirect, oral or written, are merged into and superseded by this Agreement and the other Transaction Documents, and shall be of no further force or effect.

12.12         Time of Essence.  Time is of the essence of this Agreement.

12.13         Counterparts.  This Agreement may be signed in multiple counterparts which, when duly delivered and taken together, shall constitute a binding Agreement between all parties.

12.14         Exhibits and Addendum.  All exhibits and the addendum attached to this Agreement are incorporated herein by reference.

12.15         Cooperation of Parties.  Each party agrees to sign any other and further instruments and documents and take such other actions as may be reasonably necessary or proper in order to accomplish the intent of this Agreement.

12.16         No Third Party Beneficiaries.  Except as otherwise expressly provided herein, the provisions of this Agreement are intended to be solely for the benefit of the parties hereto, and the execution and delivery of this Agreement shall not be deemed to confer any rights upon, nor obligate any of the parties hereunder, to any person or entity other than the parties to this Agreement.

12.17         Dates.  If, pursuant to this Agreement, any date indicated herein falls on an official United States holiday, or a Saturday or Sunday, the date so indicated shall mean the next business day following such date.

12.18         Waiver of Trial by Jury. BUYER AND SELLER EACH ACKNOWLEDGE THAT IT HAS HAD THE ADVICE OF COUNSEL OF ITS CHOICE WITH RESPECT TO ITS RIGHTS TO TRIAL BY JURY UNDER THE CONSTITUTION OF THE UNITED STATES AND THE STATE OF CALIFORNIA AND THE STATE IN WHICH EITHER PROPERTY IS LOCATED.  BUYER AND SELLER EACH HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT (OR ANY AGREEMENT FORMED PURSUANT TO THE TERMS HEREOF) OR (ii) IN ANY MANNER CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF BUYER AND SELLER WITH RESPECT TO THIS AGREEMENT (OR ANY AGREEMENT FORMED PURSUANT TO THE TERMS HEREOF) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREINAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; BUYER AND SELLER EACH HEREBY AGREES AND CONSENTS THAT, SUBJECT TO SECTION 12.19, ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY, AND THAT EITHER PARTY MAY FILE A COPY OF THIS SECTION WITH ANY COURT AS CONCLUSIVE EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

BUYER’S INITIALS:    /s/ EM

SELLER’S INITIALS:    /s/ BM

12.19         Arbitration of Disputes.

   (a)           EXCEPT AS PROVIDED IN SECTION 12.19(b) BELOW, ANY CONTROVERSY, DISPUTE OR CLAIM OF WHATSOEVER NATURE ARISING OUT OF, IN CONNECTION WITH, OR IN RELATION TO THE INTERPRETATION, PERFORMANCE OR BREACH OF THIS AGREEMENT, INCLUDING ANY CLAIM BASED ON CONTRACT, TORT OR STATUTE, SHALL BE DETERMINED BY FINAL AND BINDING, CONFIDENTIAL ARBITRATION ADMINISTERED BY THE AMERICAN ARBITRATION ASSOCIATION (“AAA”) IN ACCORDANCE WITH ITS THEN-EXISTING REAL ESTATE INDUSTRY ARBITRATION RULES, EXCEPT AS MODIFIED BY EXPRESS PROVISIONS HEREIN.  THE ARBITRATION SHALL BE CONDUCTED BY A SINGLE ARBITRATOR WHO SHALL BE A RETIRED JUDGE OF THE COURT SELECTED BY MUTUAL AGREEMENT OF THE PARTIES, AND IF THEY CANNOT SO AGREE WITHIN FIFTEEN (15) DAYS AFTER THE CLAIM DATE, THE ARBITRATOR SHALL BE A RETIRED JUDGE OF THE COURT SELECTED UNDER THE AAA RULES. ANY ARBITRATION HEREUNDER SHALL BE GOVERNED BY THE UNITED STATES ARBITRATION ACT, 9 U.S.C. 1-16 (OR ANY SUCCESSOR LEGISLATION THERETO), AND JUDGMENT UPON THE AWARD RENDERED BY THE ARBITRATOR MAY BE ENTERED BY ANY STATE OR FEDERAL COURT HAVING JURISDICTION THEREOF.  NEITHER BUYER, SELLER NOR THE ARBITRATOR SHALL DISCLOSE THE EXISTENCE, CONTENT OR RESULTS OF ANY ARBITRATION HEREUNDER WITHOUT THE PRIOR WRITTEN CONSENT OF ALL PARTIES; PROVIDED, HOWEVER, THAT EITHER PARTY MAY DISCLOSE THE EXISTENCE, CONTENT OR RESULTS OF ANY SUCH ARBITRATION TO ITS PARTNERS, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS AND ACCOUNTANTS AND TO ANY OTHER PERSON TO WHOM DISCLOSURE IS REQUIRED BY APPLICABLE GOVERNMENTAL REQUIREMENTS, INCLUDING PURSUANT TO AN ORDER OF A COURT OF COMPETENT JURISDICTION.  UNLESS OTHERWISE AGREED BY THE PARTIES, ANY ARBITRATION HEREUNDER SHALL BE HELD AT A NEUTRAL LOCATION SELECTED BY THE ARBITRATOR IN LOS ANGELES, CALIFORNIA.  THE COST OF THE ARBITRATOR AND THE EXPENSES RELATING TO THE ARBITRATION (EXCLUSIVE OF LEGAL FEES) SHALL BE BORNE EQUALLY BY BUYER AND SELLER UNLESS OTHERWISE SPECIFIED IN THE AWARD OF THE ARBITRATOR.  SUCH FEES AND COSTS PAID OR PAYABLE TO THE ARBITRATOR SHALL BE INCLUDED IN “COSTS AND ATTORNEYS’ AND PARALEGALS’ FEES” FOR PURPOSES OF SECTION 12.2 AND THE ARBITRATOR SHALL SPECIFICALLY HAVE THE POWER TO AWARD TO THE PREVAILING PARTY PURSUANT TO SUCH SECTION 12.2 SUCH PARTY’S COSTS AND EXPENSES INCURRED IN SUCH ARBITRATION, INCLUDING FEES AND COSTS PAID TO THE ARBITRATOR.  DISCOVERY SHALL BE LIMITED TO REQUESTS FOR PRODUCTION OR INSPECTION OF DOCUMENTS AND THINGS, REQUESTS FOR ADMISSIONS AND DEPOSITIONS, UNDER THE CALIFORNIA DISCOVERY ACT, AS INCORPORATED INTO THE CODE OF CIVIL PROCEDURE.  ALL SUCH DISCOVERY SHALL BE COMPLETED NO LATER THAN TEN (10) DAYS BEFORE THE FIRST HEARING DATE ESTABLISHED BY THE ARBITRATOR.  THE ARBITRATOR MAY EXTEND SUCH PERIOD IN THE EVENT OF A PARTY’S FAILURE OR REFUSAL TO PROVIDE IN COMPLIANCE WITH THE CODE OF CIVIL PROCEDURE EXCEPT FOR THE TIME PROVISIONS, REQUESTED DISCOVERY AUTHORIZED BY THESE ARBITRATION PROVISIONS FOR ANY REASON WHATSOEVER, INCLUDING, WITHOUT LIMITATION, OBJECTIONS RAISED TO SUCH DISCOVERY OR UNAVAILABILITY OF A WITNESS DUE TO ABSENCE OR ILLNESS.  NO PARTY SHALL BE ENTITLED TO “PRIORITY” IN CONDUCTING DISCOVERY.  THE ARBITRATOR SHALL DETERMINE THE MANNER IN WHICH THE ARBITRATION HEARING IS CONDUCTED INCLUDING THE TIMING AND PRESENTATION OF EVIDENCE AND ARGUMENT, AND ALL OTHER QUESTIONS THAT MAY ARISE WITH RESPECT TO THE ARBITRATION PROCEEDINGS.  THE ARBITRATOR SHALL BE REQUIRED TO DETERMINE ALL ISSUES IN ACCORDANCE WITH EXISTING CASE AND STATUTORY LAWS OF CALIFORNIA.  THE RULES OF EVIDENCE APPLICABLE TO CIVIL TRIALS IN CALIFORNIA SHALL BE APPLICABLE TO THE ARBITRATION PROCEEDING.  THE ARBITRATOR SHALL BE EMPOWERED TO ENTER EQUITABLE AS WELL AS LEGAL RELIEF AS IS EXPRESSLY PROVIDED BY THIS AGREEMENT.  THE ARBITRATOR SHALL ISSUE AN AWARD AT THE CLOSE OF THE ARBITRATION PROCEEDING THAT SHALL DISPOSE OF ALL OF THE CONTROVERSIES, DISPUTES AND CLAIMS OF THE PARTIES THAT ARE THE SUBJECT OF THE ARBITRATION.

   (b)           THE PROVISIONS OF THIS SECTION 12.19 SHALL NOT APPLY TO ANY REQUEST OR APPLICATION FOR AN ORDER OR DECREE GRANTING ANY PROVISIONAL OR ANCILLARY REMEDY (SUCH AS A TEMPORARY RESTRAINING ORDER OR INJUNCTION) WITH RESPECT TO ANY RIGHT OR OBLIGATION OF EITHER PARTY TO THIS AGREEMENT, AND ANY PRELIMINARY DETERMINATION OF THE UNDERLYING CONTROVERSY, DISPUTE, QUESTION OR ISSUE AS IS REQUIRED TO DETERMINE WHETHER OR NOT TO GRANT SUCH RELIEF.  A FINAL AND BINDING DETERMINATION OF SUCH UNDERLYING CONTROVERSY, DISPUTE, QUESTION OR ISSUE SHALL BE MADE BY AN ARBITRATION CONDUCTED PURSUANT TO THIS SECTION 12.19 AFTER AN APPROPRIATE TRANSFER OR REFERENCE TO THE ARBITRATOR SELECTED PURSUANT TO THIS SECTION 12.19 UPON MOTION OR APPLICATION OF EITHER PARTY HERETO.  ANY ANCILLARY OR PROVISIONAL RELIEF WHICH IS GRANTED PURSUANT TO THIS SECTION 12.19(b) SHALL CONTINUE IN EFFECT PENDING AN ARBITRATION DETERMINATION AND ENTRY OF JUDGMENT THEREON PURSUANT TO THIS SECTION 12.19.

   NOTICE:  BY INITIALING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE “ARBITRATION OF DISPUTES” PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL.  BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS THOSE RIGHTS ARE SPECIFICALLY INCLUDED IN THE “ARBITRATION OF DISPUTES” PROVISION.  IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE.  YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.

   WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE “ARBITRATION OF DISPUTES” PROVISION TO NEUTRAL ARBITRATION.

BUYER’S INITIALS:    /s/ EM

SELLER’S INITIALS:    /s/ BM

12.20         [Intentionally Omitted].

12.21         No Consent or Waiver Relating to Emeritus/Summerville Merger Transaction.  Nothing contained herein or in any of the other Transaction Documents (except as expressly provided therein) shall be deemed or construed to be the consent or approval by or waiver of any rights by HCP or any Affiliate of HCP to the proposed Emeritus/Summerville Merger.

12.22         Property Disclosures Generally.  Buyer hereby waives the right to receive and any obligation of Seller to deliver any disclosures applicable to either Property and required by Law; provided, however, if such waiver is not permitted by applicable Law, then Buyer shall promptly notify Seller in writing thereof and Seller shall provide, at Buyer’s expense, any such required disclosures as soon as practicable following Seller’s receipt of Buyer’s notice. The provisions of this Section 12.22 shall survive the Closing or any earlier termination of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SELLER:	HEALTH CARE PROPERTY INVESTORS, INC.,
a Maryland corporation

By: /s/ Brian J. Maas

Brian J. Maas
Its: Senior Vice President

[Signature Page Continues on Following Page]

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BUYER:	EMERITUS CORPORATION,
a Washington corporation

	By:	/s/ Eric Mendelsohn
Eric Mendelsohn
Director of Real Estate and Legal Affairs

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ACCEPTANCE BY TITLE COMPANY

Title Company hereby agrees to establish an Escrow and act as the “Escrow Holder” in accordance with the provisions of the Agreement.  Title Company further agrees to deliver immediately to Buyer and Seller fully executed copies of the Agreement.  Title Company’s Escrow Number and Escrow Officer for the transaction contemplated hereby, address for notices for this Escrow, Escrow Account No. and wiring information is set forth below.

CHICAGO TITLE INSURANCE COMPANY

By:	/s/ Angie Koetters

Its:	Escrow Officer

Date:  August ___, 2007

Escrow No.:	27061885

Escrow Officer:	Angie Koetters
	Telephone No.:	(312) 223-2718
	Fax No.:	(312) 223-5888

Address for Notices:	Chicago Title and Trust Company
171 North Clark
Chicago, IL 60601

Wiring Information:

Bank:	LaSalle National Bank
135 S. LaSalle Street
Chicago, IL 60603

ABA No.:

Credit to:	Chicago Title and Trust Company, Loop

Account No.:

Reference:	Escrow No. D1 027047813
	Escrow Officer:	Angie Koetters
Closing Division: D1
Re: HCP/Emeritus

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